UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of principal executive offices) (Zip Code)

(502) 627-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on September 12, 2014 by PharMerica Corporation (the “Corporation”), as amended by the Amendment No. 1 to Current Report on Form 8-K filed with the Commission on September 17, 2014 by the Corporation, the Corporation commenced litigation against AmerisourceBergen Drug Corporation (“Amerisource”) in the Jefferson County Circuit Court of Kentucky on September 10, 2014 (the "Lawsuit").  After the Lawsuit was filed in Kentucky, Amerisource commenced litigation against the Corporation in the Court of Chancery in the State of Delaware in an attempt to have the case heard in Delaware rather than Kentucky.

On November 10, 2014, the Delaware Court of Chancery (the “Chancery Court”) ruled that it did not have subject matter jurisdiction over the matter because Amerisource had filed the litigation in the incorrect court in Delaware.  In so ruling, the Court of Chancery noted its belief that the case should be heard in Kentucky and not Delaware, while noting that the Delaware Superior Court would ultimately decide that issue.  On November 20, 2014, the parties to the Delaware action stipulated to its voluntary dismissal.

Following the commencement of the Lawsuit, Amerisource unilaterally instituted several changes to its obligations under the Amended and Restated Prime Vendor Agreement, as amended (the “Prime Vendor Agreement”), between the Corporation and Amerisource, which the Corporation believed were made in retaliation against the Corporation for commencing the Lawsuit and seeking to enforce its rights under its Prime Vendor Agreement.  On October 8, 2014, the Corporation filed a Motion for a Temporary Injunction against Amerisource to prohibit Amerisource from imposing  automatic drug substitution programs on its transactions with the Corporation.  The court heard the Motion for Temporary Injunction on November 13, 2014.  On November 24, 2014, the court issued a temporary injunction against Amerisource.  The temporary injunction will remain in effect for the duration of the litigation between the Corporation and Amerisource.  Amerisource will have 20 days to appeal the injunction to the Kentucky Court of Appeals. The Corporation is pursuing claims for monetary damages that resulted from the actions of Amerisource upon which the injunction was based.  At this time, the Corporation is unable to determine the ultimate impact of these litigation proceedings on its consolidated financial condition, results of operations, or liquidity.  The litigation proceedings with Amerisource could continue for an extended period of time, likely longer than 18 months.  Although the Corporation is confident in the merits of its case, until the resolution or settlement of such proceedings, the Corporation cannot provide any assurances about the collectability of the disputed amounts owed by Amerisource.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: November 25, 2014	By:	/s/ Thomas A. Caneris
Thomas A. Caneris

Senior Vice President, General Counsel, Chief
Compliance Officer, and Secretary